UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2018

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jan Tinbergenstraat 80, 7559 SP Hengelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-74-357-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 16, 2018, Sensata Technologies Holding N.V. (the "Company") held an Extraordinary Meeting of Shareholders (the "Extraordinary Meeting"). Set forth below are the matters the shareholders voted on at the Extraordinary Meeting and the final voting results. The proposals below are described in detail in the proxy statement for the Extraordinary Meeting previously filed with the Securities and Exchange Commission on January 19, 2018 (the "Proxy Statement").
1. To approve the amendment of the Company's articles of association (the "Articles of Association") in connection with the proposed merger of the Company into Sensata Technologies Holding plc, and authorize any and all lawyers and (deputy) civil law notaries practicing at Loyens & Loeff N.V., Amsterdam, the Netherlands to execute the notarial deed of amendment of the Articles of Association to effect the aforementioned amendment of the Articles of Association:

Votes For	Votes Against	Abstentions
160,453,149	5,123	34,901
2. To approve the cross-border merger between the Company and Sensata Technologies Holding plc, with the Company as the disappearing entity and Sensata Technologies Holding plc as the surviving entity pursuant to the common draft terms of the cross-border legal merger as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions
160,449,585	8,586	35,002

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: February 16, 2018	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer